UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2017 (January 6, 2017)
Date of Report (Date of Earliest Event Reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 6, 2017, Energy Transfer Partners, L.P. (the “Partnership”) entered into a common unit purchase agreement (the “Purchase Agreement”) with Energy Transfer Equity, L.P. (“ETE”) to sell 15,785,056 common units representing limited partner interests in the Partnership (the “Common Units”) to ETE in a private placement transaction at a purchase price equal to the volume weighted average trading price of the Partnership’s Common Units for the 10 trading day period ending January 5, 2017 (the “Offering”). The Partnership received gross proceeds of approximately $568 million from the Offering, which the Partnership intends to use to repay existing indebtedness and for general partnership purposes. The sale of Common Units to ETE closed on January 12, 2017.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02. Sale of Unregistered Units.
The information regarding the Offering set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Offering was undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership believes that exemptions other than the foregoing exemption may exist for the Offering.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Common Unit Purchase Agreement, dated as of January 6, 2017, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:    Energy Transfer Partners, L.L.C., its general partner

By:      /s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer
Dated: January 12, 2017

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Common Unit Purchase Agreement, dated as of January 6, 2017, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.